As filed with the Securities and Exchange Commission on August 3, 2015

Registration No. 333-188467

Registration No. 333-194809

Registration No. 333-201926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188467

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194809

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201926

UNDER

THE SECURITIES ACT OF 1933

CYAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5862569
(State of Incorporation)	(IRS Employer Identification No.)

1383 N. McDowell Blvd., Suite 300

Petaluma, California 94954

(707) 735-2300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cyan, Inc. 2006 Stock Plan

Cyan, Inc. 2013 Equity Incentive Plan

(Full Title of the Plan)

David M. Rothenstein

Senior Vice President, General Counsel and Secretary

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

(410) 694-5700

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by Cyan, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-188467), filed with the Commission on May 9, 2013, which registered the offering of an aggregate of 27,188,540 shares of common stock, $0.0001 par value (“Shares”).

•	Registration Statement on Form S-8 (No. 333-194809), filed on March 26, 2014, which registered the offering of an aggregate of 2,094,194 Shares.

•	Registration Statement on Form S-8 (No. 333-201926), filed on February 6, 2015, which registered the offering of an aggregate of 2,128,731 Shares.

The Company, Ciena Corporation, a Delaware corporation (“Parent”), and Neptune Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2015, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 2, 2015. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement. Immediately following the consummation of the Merger, the Company merged with and into Parent (the “Second Step Merger” and together with the Merger, the “Transaction”) and thereafter the Company ceased its separate existence upon the terms and subject to the conditions set forth in the Merger Agreement.

The Transaction became effective on August 3, 2015.

In connection with the Transaction, further offerings pursuant to the Registration Statements have been terminated. The Company hereby removes from registration the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover and State of Maryland on August 3, 2015.

CIENA CORPORATION (as successor to the Registrant)

By:	/s/ David M. Rothenstein
David M. Rothenstein Senior Vice President, General Counsel and Secretary